Exhibit 2

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Reorganization of JSC “WGC-3”

Moscow, June 19, 2012 - Open Joint Stock Company “INTER RAO UES” (“INTER RAO UES”, “Company”, ticker on MICEX-RTS, LSE (Reg. S): IRAO; on LSE (Rule 144 A): IRAA), the largest diversified utilities holding in Russia, announces that on June 14, 2012 the Extraordinary General Meeting of Shareholders of JSC “WGC-3” (“WGC - 3”) has adopted a decision to reorganize WGC-3 in the form of demerger of Third Generation OJSC.

Demerger of Third Generation OJSC will be carried out simultaneously with the accession of Third Generation OJSC to INTER RAO - Electric Power Plants, OJSC (“INTER RAO - Electric Power Plants”).

Furthermore, in connection with the reorganization of WGC-3 the following decisions have been adopted:

1. State the following manner and terms of the demerger:

1.1. Allocation of shares in Third Generation OJSC shall be performed through acquisition of shares in a joint-stock company created through the demerger by the joint-stock company itself.

1.2. Part of the property, rights and obligations of WGC-3, including obligations claimed by the parties, shall be transferred to Third Generation OJSC in accordance with the Demerger Balance Sheet of WGC-3.

1.3.  WGC-3 shall notify all its known creditors of the commencement of the reorganization in written form within five (5) business days from the day of notification on the commencement of reorganization procedure to the state registrar of legal entities pursuant to Clause 1.9. of this Resolution, unless otherwise stipulated by the federal laws.

1.4.                        If the rights of the creditors to claim arise before publication of the notice of the WGC-3 reorganization, the creditors of WGC-3 are entitled to demand an early fulfilment of the corresponding obligations by the debtor, and in case of failure to fulfil — termination of such an obligation and repayment of all the associated losses, except for cases stipulated by the laws.

1.5. Determine that the decision on this agenda issue of the Extraordinary General Meeting of Shareholders of WGC-3 shall come into force provided only that:

•                  The General Meeting of Shareholders of WGC-3 adopts a resolution on the agenda issue of the Extraordinary General Meeting of Shareholders of WGC-3 on the reorganization of Third Generation OJSC in a form of an accession to INTER RAO — Electric Power Plants OJSC, and

•                  The General Meeting of Shareholders of WGC-3 adopts a resolution on the agenda issue of the Extraordinary General Meeting of Shareholders of WGC-3 on the reorganization of WGC-3 in the form of an accession to INTER RAO UES, and

•                  The General Meeting of Shareholders of INTER RAO UES adopts a resolution on the issue of reorganization of INTER RAO UES in the form of an accession of OGK-1, WGC-3 to INTER RAO UES, and

•                  The sole shareholder of INTER RAO — Electric Power Plants OJSC adopts a resolution on the reorganization of INTER RAO — Electric Power Plants OJSC in the form of an accession of Third Generation OJSC to INTER RAO — Electric Power Plants OJSC.

1.6.                             Establish through the reorganization of WGC-3 in the form of a demerger a legal entity — Open Joint-Stock Company “Third Generation” (abbreviated corporate name — Third Generation OJSC) with the registered address at: 27, Bolshaya Pirogovskaya str., bld. 1, Moscow 119435.

1.6.1. Approve the Charter of Third Generation OJSC.

1.6.2. Determine that the register of holders of equity securities in Third Generation OJSC shall be kept by Open joint-stock company «R.O.S.T. Registrar» with the registered address: 18, Stromynka Str., Bld. 13, Moscow 107996, Primary State Registration Number (OGRN) 1027739216757, which is the holder of the shareholders register of INTER RAO — Electric Power Plants OJSC.

1.6.3. Determine that the authorized capital of Third Generation OJSC is formed from the equity of WGC-3, in particular, with the additional capital.

1.6.4. Determine that the amount of the authorized capital of Third Generation OJSC is 882 700 000 RUB and is formed with the nominal value of ordinary registered uncertified shares in the number of 88 270 000 000 items of a nominal value one (1) kopeck each.

1.6.5. Determine that formation of the Board of Directors is not provided for by the Charter of Third Generation OJSC.

1.6.6. Stipulate that control over the financial and economic activity of Third Generation OJSC is performed by a Revision Commission consisting of three (3) persons.

Establish a Revision Commission of First Generation OJSC consisting of:

•                  Yudin Sergey Konstantinovich, Head of Section for audit activity support, Unit for internal audit, controlling and risk management of INTER RAO UES;

•                  Paslenova Irina Anatolyevna, Chief Expert of Section for audit activity support, Unit for internal audit, controlling and risk management of INTER RAO UES;

•                  Klimov Vitaliy Vladimirovitch, Head of Operational Audit Department of INTER RAO - Management of Electric Power Plants, LLC.

1.6.7. Determine that the management of the current activity of Third Generation OJSC is performed by the sole executive body of the established company — its General Director.  Determine that the General Director of Third Generation OJSC is Gavrilov Egor Alekseevitch.

1.6.8. Establish the following method and manner of allocating ordinary registered uncertified shares in Third Generation OJSC:

1.6.8.1. The manner of allocating securities: purchase of shares of a joint-stock company, created during the demerger, by the joint-stock company itself reorganized through such demerger.

1.6.8.2. The date of allocation of ordinary registered uncertified shares in Third Generation OJSC is the date of state registration of Third Generation OJSC.

1.7 WGC-3 shall purchase all ordinary registered uncertified shares in Third Generation OJSC.

1.8. Approve the Demerger Balance Sheet of WGC-3.

1.9. Establish that INTER RAO — Electric Power Plants OJSC within three (3) business days following the decision on reorganization adopted by the last company adopting such decision: by OGK-1, JSC “WGC-3” or INTER RAO — Electric Power Plants OJSC shall inform the state registrar of legal entities of the commencement of the reorganization of OGK-1, JSC “WGC-3” and INTER RAO — Electric Power Plants OJSC.

Establish that following the entry of the record on the beginning of the reorganization in the Unified State Register of Legal Entities, INTER RAO — Electric Power Plants OJSC shall twice, one time per month, publish in the mass media information on the state registration of the legal entities and reorganization notice on behalf of all companies participating in the reorganization.

1.10. Identification of the legal entities named in this decision, including in case of any change in their names and/or location, shall be made with the following Principal State Registration Numbers (OGRN):

•                                      OGK-1: OGRN 1057200597960;

•                                      JSC “WGC-3”: OGRN 1040302983093;

•                                      INTER RAO UES: OGRN 1022302933630;

•                                      INTER RAO — Electric Power Plants OJSC: OGRN 1117746460358.

2.1. Reorganize Third Generation OJSC incorporated through reorganization of WGC-3 in the form of accession to INTER RAO — Electric Power Plants OJSC under the terms envisaged by this decision and the agreement on accession of First Generation OJSC, Third Generation OJSC with INTER RAO — Electric Power Plants OJSC approved by this resolution.

2.2. Approve the Agreement on Accession of First Generation OJSC, Third Generation OJSC to INTER RAO — Electric Power Plants OJSC.

2.3. Establish that the Demerger Balance Sheet of WGC-3 containing provisions on designating Third Generation OJSC as a legal successor of WGC-3 is a transfer deed for Third Generation OJSC under which the rights and obligations of WGC-3 shall be assigned to INTER RAO — Electric Power Plants OJSC.

Approve the transfer deed of Third Generation OJSC.

2.4. Establish the following manner and conditions of conversion of ordinary registered uncertified shares in Third Generation OJSC into shares of INTER RAO — Electric Power Plants OJSC:

2.4.1. With the accession of Third Generation OJSC to INTER RAO — Electric Power Plants OJSC, all ordinary registered uncertified shares of Third Generation OJSC shall be converted into additional ordinary registered uncertified shares of INTER RAO — Electric Power Plants OJSC being placed for conversion.

2.4.2. Share conversion ratios:

•                  1,14537833155441 ordinary registered uncertified shares Third Generation OJSC of a nominal value 1 (one) kopeck each shall be converted into one (1) ordinary registered uncertified share INTER RAO — Electric Power Plants OJSC of a nominal value 1 (one) RUB each.

2.4.3. The number of ordinary registered uncertified shares of INTER RAO — Electric Power Plants OJSC to be received by each shareholder of Third Generation OJSC shall be calculated by dividing its number of the ordinary registered uncertified shares of Third Generation OJSC by the conversion ratio.

If for any shareholder of Third Generation OJSC the calculation of the number of INTER RAO — Electric Power Plants OJSC ordinary registered uncertified shares to be received by such shareholder of Third Generation OJSC results in a calculated fractional number of shares, the fractional part of the number of shares shall be rounded up or down according to the rules of mathematical rounding, which are defined as follows:

• If the symbol following the decimal point is between 5 to 9 inclusive, a one shall be added to the whole number, and the figures following the decimal point shall not be taken into account.

• If the symbol following the decimal point is between 0 to 4 inclusive, only the whole number shall be considered for calculation, and the figures following the decimal point shall not be taken into account.

If, as a result of such rounding, not a single ordinary registered uncertified share of INTER RAO — Electric Power Plants OJSC is due to a shareholder, such shareholder shall receive a single ordinary registered uncertified share of INTER RAO — Electric Power Plants OJSC.

2.4.4. Additional ordinary registered uncertified shares of INTER RAO — Electric Power Plants OJSC shall provide shareholders with the same rights as the placed ordinary registered uncertified shares of INTER RAO — Electric Power Plants OJSC, in accordance with the Charter of INTER RAO — Electric Power Plants OJSC and legislation of the Russian Federation.

2.4.5. Ordinary registered uncertified shares of Third Generation OJSC shall be deemed converted into ordinary registered uncertified shares of INTER RAO — Electric Power Plants OJSC on the day of the entry of the record on termination of activities of the Third Generation OJSC in the Unified State Register of Legal Entities based on the shareholder register of such accessing company as of the said day.

2.4.6. Ordinary registered uncertified shares of Third Generation OJSC, which are subject to conversion, shall be cancelled at the time of such conversion.

2.5. Designate INTER RAO - Management of Electric Power Plants, LLC (OGRN 1117746083432, location: 27, Bolshaya Pirogovskaya Str., bld. 1, Moscow 119435, Russian Federation), as the entity entitled to sign on behalf of Third Generation OJSC an agreement on accession of First Generation OJSC, Third Generation OJSC to INTER RAO — Electric Power Plants OJSC approved by this decision.

2.6. Establish that INTER RAO — Electric Power Plants OJSC within three (3) business days following the decision on reorganization adopted by the last company adopting such decision: by JSC “OGK-1”, JSC “WGC-3” or INTER RAO — Electric Power Plants OJSC shall inform the state registrar of legal entities of the commencement of reorganization of OGK-1, JSC “WGC-3” or INTER RAO — Electric Power Plants OJSC.

Establish that following the entry of the record on the beginning of the reorganization in the Unified State Register of Legal Entities, INTER RAO — Electric Power Plants OJSC shall twice, one time per month, publish in the mass media the information on the state registration of legal entities and reorganization notice on behalf of all companies participating in the reorganization.

3.1. Reorganize WGC-3 in the form of an accession to INTER RAO UES under the terms set forth in this decision and an Agreement on Accession of JSC “OGK-1”, JSC “WGC-3” to INTER RAO UES.

3.2. Approve the Agreement on Accession of OGK-1, JSC “WGC-3” to INTER RAO UES.

3.3. Approve the transfer deed of WGC-3 reorganized in the form of an accession to INTER RAO UES.

3.4. Establish the following procedure and conditions for conversion of shares of WGC-3 into shares of INTER RAO UES:

3.4.1. With the accession of WGC-3 to INTER RAO UES, all ordinary registered uncertified shares of WGC-3 except for the shares of WGC-3 subject to repayment shall be converted into additional ordinary registered uncertified shares of INTER RAO UES placed for conversion.

3.4.2. Share conversion ratios:

0.025 ordinary registered uncertified shares of WGC-3 with a nominal value 0.02809767 RUB each shall be converted into one (1) ordinary registered uncertified share of INTER RAO UES with a nominal value of 0.02809767 RUB each.

3.4.3. The number of ordinary registered uncertified shares of INTER RAO UES to be received by each shareholder of WGC-3 shall be calculated by dividing its number of the ordinary registered uncertified shares of WGC-3 by the conversion ratio.

If for any shareholder of WGC-3 the calculation of the number of INTER RAO UES ordinary registered uncertified shares to be received by such shareholder of WGC-3 results in a calculated fractional number of shares, the fractional part of the number of shares shall be rounded up or down according to the rules of mathematical rounding, which are defined as follows:

• If the symbol following the decimal point is between 5 to 9 inclusive, a one shall be added to the whole number, and the figures following the decimal point shall not be taken into account.

• If the symbol following the decimal point is between 0 to 4 inclusive, only the whole number shall be considered for calculation, and the figures following the decimal point shall not be taken into account.

If, as a result of such rounding, not a single ordinary registered uncertified share of INTER RAO UES is due to a shareholder, such shareholder shall receive a single ordinary registered uncertified share of INTER RAO UES.

3.4.4. Additional ordinary registered uncertified shares of INTER RAO UES shall provide shareholders with the same rights as the ordinary registered uncertified shares of INTER RAO UES placed in accordance with the Charter of INTER RAO UES and the laws of the Russian Federation.

3.4.5. Ordinary registered uncertified shares of WGC-3 shall be deemed converted into ordinary registered uncertified shares of INTER RAO UES on the day of the entry of the record on termination of activities of the Third Generation OJSC in the Unified State Register of Legal Entities based on the shareholder register of such merging company as of the said day.

3.4.6. Ordinary registered uncertified shares of WGC-3, which are subject to conversion, shall be cancelled at the time of such conversion.

3.5. Establish that INTER RAO UES, within three (3) business days following the decision on reorganization adopted by the last company adopting such decision (by INTER RAO UES, OGK-1 or JSC “WGC-3”), shall inform the public authority for state registration of legal entities on the beginning of the reorganization of INTER RAO UES, OGK-1, JSC “WGC-3”.

Establish that following the entry of the record on the beginning of the reorganization in the Unified State Register of Legal Entities, INTER RAO UES shall twice, one time per month, publish in the mass media information on the state registration of legal entities and reorganization notice on behalf of all companies participating in the reorganization.

3.6. For the purposes of implementation of this decision, completion of reorganization of WGC-3 in the form of an accession to INTER RAO UES is allowed no earlier than the completion of the reorganization of WGC-3 in the form of demerger of Third Generation OJSC.

3.7. Identification of the legal entities named in this decision, including in case of any change in their names and/or location, shall be made with the following Principal State Registration Numbers (OGRN):

•                                          INTER RAO UES: OGRN 1022302933630;

•                                          JSC “OGK-1”: OGRN 1057200597960;

•                                          JSC “WGC-3”: OGRN 1040302983093.

INTER RAO UES has been informed on the reorganization of WGC-3 on June 18, 2012.

The foregoing information is disclosed in compliance with the Securities Act of the Russian Federation.

For further information, please contact INTER RAO UES:

Irina Makarenko	Head of Investor Relations	+7 495 967-05-27 (ext. 2008)
makarenko_ia@interrao.ru
Anton Nazarov	Head of Public Relations	+7 495 967-05-27 (ext. 2208)
nazarov_aa@interrao.ru
Svetlana Chuchaeva	Head of Corporate Relations	+7 495 967-05-27 (ext.2081)
chuchaeva_sy@interrao.ru

INTER RAO UES is a diversified utilities holding headquartered in Moscow and managing assets in different countries. The company produces and sells electric energy and heat, trades energy on the international market, and engineers, designs and builds generating assets. INTER RAO UES Group owns and operates approximately 28,000 MW of installed power generating capacity. INTER RAO UES corporate strategy is focused on making the company a global energy enterprise and a key player in the international energy market.

For further information see www.interrao.ru